Exhibit 99.2
 UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information combines the individual historical unaudited results of MGP Ingredients, Inc. (“MGP”, “our” or “the Company”) and Luxco, Inc. and its affiliated companies (“Luxco” or “Luxco Companies”) adjusted to give effect to the April 1, 2021 merger of Luxco. The unaudited pro forma combined statements of income for the quarter ended March 31, 2021 and year to date June 30, 2021 gives effect to the merger as if it had occurred on January 1, 2020 and the unaudited pro forma combined balance sheet as of March 31, 2021 gives effect to the merger as if it had occurred on that day.

The transaction accounting adjustments for the acquisition consist of necessary adjustments to account for the merger. All amounts in this report, except for shares and unless otherwise noted, are shown in thousands. Subject to customary purchase price adjustments, the aggregate preliminary consideration paid by the Company in connection with the merger was $237,500 in cash (less assumed indebtedness) and 5,007,833 shares of common stock of the Company, subject to adjustment for fractional shares (the “Company Shares,” and together with the cash portion, the “Merger Consideration”), which on April 1, 2021 were valued at $296,213. The cash portion of the Merger Consideration, the repayment of assumed debt, and the transaction-related expenses were financed with a $242,300 borrowing under the Company’s existing $300,000 Credit Agreement, dated February 14, 2020, by and among the Company, the lenders a party thereto and Wells Fargo Bank, National Association, as administrative agent, swingline lender and issuing lender. The assumptions and estimates for the preliminary adjustments to the unaudited pro forma combined financial information, are described in the accompanying notes, which should be read together with the unaudited pro forma combined financial information.

The unaudited pro forma combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the operating results for the future periods. The unaudited pro forma combined financial information does not purport to represent what our consolidated results of operation or consolidated financial condition would have been had the merger actually occurred on the dates indicated and does not intend to project the future consolidated results of operation or consolidated financial condition.

MGP INGREDIENTS, INC.
 UNAUDITED PRO FORMA COMBINED BALANCE SHEET
As of March 31, 2021
(Dollars in thousands)

	MGP Historical	Luxco Historical	Transaction Accounting Adjustments		Pro Forma Combined
Current Assets
Cash and cash equivalents	$22,586	$815	$88,485	4(a)	$111,886
Receivables, net of allowance for credit losses	67,147	30,062	(108)	4(b)	97,101
Notes receivable	—	109	(109)	4(b)	—
Inventory	136,087	36,193	54,465	4(c)	226,745
Prepaid expenses	3,728	12,860	(1,314)	4(d)	15,274
Total current assets	229,548	80,039	141,419		451,006

Property, plant, and equipment, net	138,619	57,360	(16,151)	4(d)	179,828
Investments in whiskey, at cost	—	36,511	(36,511)	4(c)	—
Investments in joint venture	—	5,085	—		5,085
Operating lease right-of-use assets, net	4,606	—	—		4,606
Notes receivable	—	565	(565)	4(e)	—
Other assets	8,329	304	253	4(e)	8,886
Trade names	—	92,927	(92,927)	4(f)	—
Intangible assets	—	1,567	218,823	4(f)	220,390
Goodwill	—	—	216,698	4(g)	216,698
Total assets	$381,102	$274,358	$431,039		$1,086,499

Current Liabilities
Notes payable to bank	$—	$82,793	$—		$82,793
Current maturities of long-term debt	2,400	3,069	(1,901)	4(h)	3,568
Accounts payable	28,545	14,316	8,768	4(i)	51,629
Federal and state liquor taxes payable	—	4,908	(4,908)	4(i)	—
Income taxes payable	5,941	—	—		5,941
Accrued expenses and other	18,117	1,082	1,564	4(j)	20,763
Salaries, wages and commissions	—	1,411	(1,411)	4(j)	—
Total current liabilities	55,003	107,579	2,112		164,694

Long-term debt, less current maturities	37,476	5,144	(1,744)	4(k)	40,876
Credit agreement - revolver	—	—	238,217	4(l)	238,217
Long-term operating lease liabilities	2,593	—	—		2,593
Deferred credits	1,394	—	—		1,394
Deferred compensation	—	533	(533)	4(m)	—
Other noncurrent liabilities	4,475	—	196	4(k)	4,671
Deferred income taxes	1,650	1,483	56,237	4(n)	59,370
Total liabilities	102,591	114,739	294,485		511,815

	MGP Historical	Luxco Historical	Transaction Accounting Adjustments		Pro Forma Combined
Stockholders’ Equity
Capital stock, Preferred	4	—	—		4
Common stock	6,715	30	(30)	4(o)	6,715
Members equity	—	26,410	(26,410)	4(o)	—
Additional paid-in capital	18,016	—	296,279	4(o)	314,295
Retained earnings	276,318	168,328	(168,328)	4(o)	276,318
Accumulated other comprehensive income (loss)	541	266	(266)	4(o)	541
Treasury stock, at cost	(23,083)	(35,309)	35,309	4(o)	(23,083)
Total stockholders’ equity	278,511	159,725	136,554		574,790

Non-controlling interest	—	(106)	—		(106)

Total liabilities and stockholders’ equity	$381,102	$274,358	$431,039		$1,086,499

See accompanying notes to unaudited pro forma combined financial statements

MGP INGREDIENTS, INC.
 UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
For the Quarter Ended March 31, 2021
(Dollars in thousands, except per share amounts)

	MGP Historical	Luxco Historical	Transaction Accounting Adjustments		Pro Forma Combined
Sales	$108,323	$44,370	$(511)	5(a)	$152,182
Cost of sales	76,024	26,128	(223)	5(b)	101,929
Gross profit	32,299	18,242	(288)		50,253
Selling, general and administrative expenses	11,799	19,800	6,905	5(c)	38,504
Operating income	20,500	(1,558)	(7,193)		11,749
Interest expense, net	(488)	(961)	564	5(d)	(885)
Interest income	—	28	(28)	5(d)	—
Other income (loss), net	30	(126)	—		(96)
Income before income taxes	20,042	(2,617)	(6,657)		10,768
Income tax expense	4,615	—	(2,144)	5(e)	2,471
Net income	15,427	(2,617)	(4,513)		8,297

Income attributable to participating securities	146	—	—		146
Net income attributable to non-controlling interest	—	53	—		53
Net income attributable to Company	$15,281	$(2,670)	$(4,513)		$8,098

Basic and diluted weighted average common shares	16,928,003	—	5,007,833	5(f)	21,935,836

Basic and diluted Earnings Per Share	$0.90	$—	$—		$0.37

See accompanying notes to unaudited pro forma combined financial statements

MGP INGREDIENTS, INC.
 UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
For the Year to Date Ended June 30, 2021
(Dollars in thousands, except per share amounts)

	MGP Historical	Luxco Historical	Transaction Accounting Adjustments		Pro Forma Combined
	Year to Date Ended	Quarter Ended	Quarter Ended		Year to Date Ended
	June 30, 2021	March 31, 2021	March 31, 2021		June 30, 2021
Sales	$283,262	$44,370	$(511)	5(a)	$327,121
Cost of sales	194,136	26,128	(2,463)	5(g)	217,801
Gross profit	89,126	18,242	1,952		109,320
Selling, general and administrative expenses	40,963	19,800	166	5(h)	60,929
Operating income	48,163	(1,558)	1,786		48,391
Interest expense, net	(1,592)	(961)	564	5(d)	(1,989)
Interest income	—	28	(28)	5(d)	—
Other income (loss), net	(58)	(126)	—		(184)
Income before income taxes	46,513	(2,617)	2,322		46,218
Income tax expense	11,027	—	3,724	5(i)	14,751
Net income	35,486	(2,617)	(1,402)		31,467

Income attributable to participating securities	299	—	—		299
Net income (loss) attributable to non-controlling interest	(76)	53	—		(23)
Net income attributable to Company	$35,263	$(2,670)	$(1,402)		$31,191

Basic and diluted weighted average common shares	19,436,143	—	5,007,833	5(f)	21,980,283

Basic and diluted Earnings Per Share	$1.81	$—	$—		$1.43

See accompanying notes to unaudited pro forma combined financial statements

MGP INGREDIENTS, INC.
 NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
(Dollars in thousands, unless otherwise noted)

Note 1.  Description of the Transaction

On January 22, 2021, the Company entered into a definitive agreement to acquire Luxco, and subsequently completed the merger on April 1, 2021. Luxco is a leading branded beverage alcohol company across various categories, with a more than 60-year business heritage. Following the merger, the Luxco Companies became wholly-owned subsidiaries of the Company. The aggregate preliminary consideration paid by the Company in connection with the merger was $237,500 in cash (less assumed indebtedness) and 5,007,833 shares of common stock of the Company, subject to adjustment for fractional shares (the “Company Shares,” and together with the cash portion, the “Merger Consideration”). The Company Shares were valued at $296,213 on the closing date and represent approximately 22.8 percent of the Company’s outstanding common stock immediately following the closing of the merger. The cash portion of the Merger Consideration, the repayment of assumed debt, and transaction-related expenses were financed with a $242,300 borrowing under the Credit Agreement which was drawn down on April 1, 2021.

The preliminary Merger Consideration included a preliminary estimated purchase price adjustment related to, among other things, net working capital, acquired cash and assumed debt. In September 2021, the parties finalized the purchase price adjustment, which decreased the cash consideration paid by approximately $608 and increased the stock consideration by an additional 1,373 shares from the preliminary amounts that were paid at closing.
Note 2.  Basis of Presentation

The unaudited pro forma combined balance sheet as of March 31, 2021 and the unaudited pro forma combined statement of incomes for the quarter ended March 31, 2021 and for the year to date ended June 30, 2021 are based on the historical financial statements of MGP and the combined financial statements of Luxco. The unaudited pro forma combined balance sheet was prepared using the MGP condensed consolidated balance sheet, the Luxco combined balance sheet and gives effect to the transaction as if it had occurred on March 31, 2021. The unaudited pro forma combined statements of income were prepared using the MGP condensed consolidated statements of income, the Luxco combined statement of income and gives effect to the transaction as if it had occurred on January 1, 2020.

The unaudited pro forma combined financial statements were accounted for using the acquisition method in accordance with business combination accounting guidance as provided by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (“ASC 805”). Under the acquisition method of accounting, the Company allocates the purchase price of a business acquisition based on the fair value of the identifiable tangible and intangible assets. Goodwill is recognized to the extent that the purchase consideration exceeds the assets acquired and liabilities assumed. The Company uses its best estimate and third party valuation specialists to determine the fair value of the assets acquired and liabilities assumed. During the measurement period, which can be up to one year after the acquisition date, the Company can make adjustments to the fair value of the assets acquired and liabilities assumed, with the offset being an adjustment to goodwill.

The unaudited pro forma combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the operating results for the future periods. The unaudited pro forma combined financial statements were based on Transaction Accounting Adjustments and do not reflect any operating efficiencies, synergies or cost savings that the Company may achieve, or any additional operating expenses that may be incurred with respect to the combined company.

The unaudited pro forma combined financial statements should be read in conjunction with MGP’s historical unaudited financial statements and related notes included in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 which was filed with the SEC on May 5, 2021, the Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 which was filed with the SEC on August 4, 2021, and the historical combined financial statements of Luxco which are included in Exhibit 99.1 of this filing on Form 8-K.

Note 3.  Estimated Merger Consideration and Preliminary Purchase Price Allocation

The transaction was accounted for as a business combination in accordance with ASC 805, and as such, assets acquired, liabilities assumed, and consideration transferred were recorded at their estimated fair values on the acquisition date. The fair value of the assets and liabilities in the unaudited pro forma combined financial statements are based upon a preliminary assessment of fair value and may change as valuations for certain tangible assets, intangible assets and contingent liabilities are finalized and the associated income tax impacts are determined. The Company expects to finalize the purchase price allocation as soon as practicable, but no longer than one year from the acquisition date.

The following table summarizes the preliminary allocation of the consideration paid for Luxco to the preliminary estimated fair value of the assets acquired and liabilities assumed at the acquisition date, with the excess recorded to goodwill.

Consideration:
Cash, net of assumed debt	$149,396
Value of MGP Common Stock issued at close (a)	296,279
Fair value of total consideration transferred	$445,675

Recognized amounts of identifiable assets acquired:
Cash	$479
Receivables	29,675
Inventory	90,854
Prepaid expenses	1,454
Property, plant and equipment, net	41,279
Investments in joint venture	5,085
Intangible assets (b)	219,500
Other assets	4,257
Total assets	392,583
Current maturities of long-term debt (c)	87,497
Accounts payable	14,453
Federal and state liquor taxes payable	8,352
Accrued expenses and other	2,832
Other noncurrent liabilities	196
Deferred income taxes	57,720
Total liabilities	171,050
Goodwill	224,142
Total	$445,675

(a) The Company issued 5,007,833 shares of MGP Common Stock which was valued at $59.15 per share on April 1, 2021. The value of MGP Common Stock includes the working capital adjustment of an additional 1,373 shares.
(b) Intangible assets acquired includes trade names with an estimated fair value of $178,100 and distributor relationships with an estimated fair value of $41,400.
(c) The fair value of Luxco’s debt that was assumed by MGP in the transaction and repaid on the closing date.

The preliminary purchase price allocation above, which is as of the acquisition date of April 1, 2021, has been used to prepare the transaction accounting adjustments in the unaudited pro forma combined balance sheet and unaudited pro forma combined statement of income.

Note 4. Notes to Unaudited Pro Forma Combined Balance Sheet

The following is a description of the preliminary transaction accounting adjustments reflected in the unaudited pro forma combined balance sheet.

(a) The adjustment to cash reflects transaction accounting adjustments for (i) the elimination of entities not included as part of the merger, (ii) cash provided by additional borrowing under the existing credit facility, and (iii) the cash portion of the consideration paid, net of assumed debt.

Elimination of entities not included in merger	$(336)
Cash provided from additional borrowings under the existing credit facility	238,217
Cash consideration paid, net of assumed debt	(149,396)
$88,485

(b) The adjustment to Receivables, net of allowance for credit losses reflects transaction accounting adjustments for (i) reclassification of Luxco’s historical Notes receivable balance into Receivables, net to align with MGP’s presentation, and (ii) the elimination of receivables owed by Luxco to the Company as of March 31, 2021.

Reclassification of Notes receivable	$109
Elimination of receivables owed by Luxco to the Company	(217)
$(108)

(c) The adjustment to Inventory reflects (i) the reclassification of Investments in whiskey, at cost into Inventory to align with MGP’s presentation, (ii) the reclassification of Luxco’s historical barrel inventory from Property, plant, and equipment, net into Inventory to align with MGP’s presentation, and (iii) the purchase accounting adjustment to value inventories at fair value. The fair value of work-in-process and finished goods inventory was determined using the comparative sales method and raw materials was determined using the replacement cost method.

Reclassification of Investment in whiskey, at cost	$36,511
Reclassification of barrel inventory	14,649
Purchase accounting adjustment to fair value	3,305
$54,465

(d) Reflects (i) the reclassification of Luxco’s historical barrel inventory from Property, plant, and equipment, net into Inventory to align with MGP’s presentation, (ii) reclassification of a portion of Luxco’s historical construction in progress from prepaid expenses into Property, plant and equipment, net, (iii) the elimination of Property, plant, and equipment related to entities not acquired as part of the merger, and (iv) the purchase accounting adjustment to historical Property, plant, and equipment acquired by the Company to the estimated fair values.

Reclassification of barrel inventory	$(14,649)
Reclassification of construction in progress	1,314
Elimination of entities not included in merger	(10,155)
Purchase accounting adjustment to fair value	7,339
$(16,151)

The following tables summarize the estimated fair value and estimated useful life of Luxco’s Property, plant and equipment:

Estimated Fair Value
Land, buildings and improvements	$30,750
Transportation equipment	109
Machinery and equipment	8,489
Construction in progress	1,861
Estimated fair value of property, plant and equipment acquired	$41,209

Estimated useful life
Buildings and improvements	10 - 30 years
Transportation equipment	5 years
Machinery and equipment	3 - 10 years
(e) The adjustment to Other assets includes the (i) reclassification adjustment to move MGP’s historical Trade names balance out of Other assets, (ii) reclassification adjustment to move MGP’s historical Goodwill balance out of Other assets, (iii) reclassification adjustment to move Luxco’s historical Notes receivable balance into Other assets, (iv) elimination of Luxco’s historical goodwill, and (v) additional merger related asset acquired.

Reclassification of MGP’s trade names	$(890)
Reclassification of MGP’s Goodwill	(2,738)
Reclassification of Luxco’s Notes receivable	565
Elimination of Luxco’s historical goodwill	(289)
Additional merger asset acquired	3,605
$253

(f) Reflects (i) the reclassification of MGP’s and Luxco’s historical Trade names balance into Intangible assets, and (ii) the purchase accounting adjustment to historical Intangible assets acquired by the Company to the estimated fair values.

Reclassification of MGP’s trade names	$890
Reclassification of Luxco’s trade names	92,927
Fair value adjustment to Intangible assets	125,006
$218,823

The historical trade names and distributor relationships acquired by the Company have been adjusted to the estimated fair values using the income approach. Management and a third party valuation team performed a preliminarily valuation analysis to determine the fair value of each trade name and distributor relationship. The trade names have an estimated fair value of $178,100 and are classified as indefinite lived intangible assets. The distributor relationships have an estimated fair value of $41,400 and will be amortized using the straight line method over the remaining useful life of 20 years.

(g) Reflects the reclassification adjustment to move MGP’s historical Goodwill balance of $2,738 from Other assets into Goodwill. Additionally, the Goodwill adjustment reflects the purchase price paid in excess of the preliminary estimated fair value of assets acquired and liabilities assumed. See Note 3 for further details on the purchase price allocation and goodwill.

(h) Reflects the elimination of the short term portion of the Paycheck Protection Program loan that was not acquired as part of the merger agreement.

(i) The adjustment to Accounts payable reflects (i) the reclassification adjustment to move Luxco’s historical Federal and state liquor taxes payable into Accounts payable to align with MGP’s presentation, (ii) additional merger related liability acquired, (iii) preliminary estimate for working capital adjustment, and (iv) the elimination of payables owed by Luxco to the Company as of March 31, 2021.

Reclassification of Federal and state liquor taxes payable	$4,908
Additional merger liability acquired	3,605
Preliminary estimate for working capital adjustment	472
Elimination of payables owed by Luxco to the Company	(217)
$8,768

(j) The adjustment to Accrued expenses reflects (i) the reclassification of Luxco’s historical Salaries, wages and commission into Accrued expenses to align with MGP’s presentation, (ii) reclassification of a portion of other debt obligations from Long-term debt, less current maturities into other non-current liabilities, and (iii) additional accrued expenses related to the preliminary estimate for working capital adjustment.

Reclassification of Salaries, wages and commissions	$1,411
Reclassification of other debt obligations	27
Preliminary estimate for working capital adjustment	126
$1,564

(k) The adjustment to Long-term debt, less current maturities reflects (i) the reclassification of a portion other debt obligations from Long tern debt, less current maturities into Accrued expenses, (ii) reclassification of notes payable from Long-term debt, less current maturities into other non-current liabilities, and (iii) the elimination of the long-term portion Paycheck Protection Program loan that was not acquired as part of the merger agreement.

Reclassification of other debt obligations	$(27)
Reclassification of Notes payable	(196)
Elimination of Paycheck Protection Program Loan	(1,521)
$(1,744)

(l) The cash portion of the Merger Consideration, the repayment of assumed debt and MGP’s transaction related expenses were financed with borrowings under the Company’s existing Credit Agreement.

(m) Reflects the elimination of Luxco’s historical March 31, 2021 account balance as it was not acquired as part of the merger.

(n) The adjustment to Deferred Income taxes reflects the transaction accounting adjustment for additional deferred tax liability of $56,237 as a result of purchase accounting. The deferred taxes recorded represents the difference between the book basis and tax basis of acquired assets and assumed liabilities on the transaction date based upon our preliminary allocation of fair value.

(o) The adjustment reflects the elimination of the Luxco stockholder’s equity balances on the Luxco’s historical combined balance sheet as a result of purchase accounting. Additionally, the adjustment reflects the issuance 5,007,833 shares of MGP’s Common Stock, subject to adjustment for fractional shares, which on April 1, 2021 were valued at $296,213 as well as the additional working capital adjustment of an additional 1,373 shares.

Note 5. Notes to Unaudited Pro Forma Combined Statement of Income

The following is a description of preliminary transaction accounting adjustments reflected in the unaudited pro forma combined statement of income.

(a) The adjustment to Sales reflects the transaction accounting adjustment for MGP sales to Luxco for the quarter ended March 31, 2021, which would be considered intercompany sales and eliminated in consolidation.

(b) The adjustment to Cost of sales reflects transaction accounting adjustments for (i) the additional depreciation expense related to the purchase accounting adjustment of acquired Property, plant and equipment to the estimated fair value, (ii) the additional costs related to the purchase accounting adjustment of finished goods barrel inventory to the estimated fair value, and (iii) the elimination of Cost of sales associated with MGP sales to Luxco for the quarter ended March 31, 2021, which would be considered intercompany and eliminated in consolidation.

Additional depreciation of Property, plant and equipment	$259
Additional Cost of sales - finished goods barrel inventory	27
Elimination of intercompany Cost of sales	(509)
$(223)

(c) The adjustment to Selling, general and administrative expenses reflects (i) the elimination of expenses related to entities not part of the merger agreement, (ii) the additional amortization related to the purchase accounting adjustment of Intangible assets to the estimated fair value, and (iii) the transaction accounting adjustment of additional merger transaction costs.

Elimination of entities not included in merger	$(344)
Amortization on intangible assets	510
MGP merger related costs	6,739
$6,905

Merger related costs of $5,022 were included in MGP and Luxco’s historical Selling, general and administrative expense on the unaudited pro forma combined statement of income for the quarter ended March 31, 2021. The merger related costs will not affect the Company’s statement of income beyond one year after the acquisition.

(d) The adjustment to Interest expense, net includes (i) the reclassification of Luxco’s historical Other income, net and Interest income balance into Interest expense, net, (ii) the elimination of other income, net related to entities not part of the merger agreement, (iii) the elimination of interest expense related to Luxco’s debt balances, and (iv) the additional interest expense incurred from the draw down on the MGP Credit Agreement.

Interest income	$28
Elimination of entities not included in merger	253
Elimination of Luxco historical interest expense	961
MGP additional interest expense	(678)
$564

(e) The adjustment reflects the tax effect of the transaction accounting adjustments, which is estimated to be the combined federal and state statutory tax rate of 23.0% for the quarter ended March 31, 2021. The tax rates used are not necessarily indicative of the effective tax rate of the combined company.

(f) The pro froma combined basic and diluted weighted average shares outstanding has been calculated using the historical weighted average shares outstanding of MGP common stock and the additional 5,007,833 shares issued in connection with the merger for the quarter ended March 31, 2021 and the year to date ended June 30, 2021.

(g) The adjustment to Cost of sales reflects transaction accounting adjustments for (i) the additional depreciation expense related to the purchase accounting adjustment of acquired Property, plant and equipment to the estimated fair value, (ii) the additional costs related to the purchase accounting adjustment of finished goods barrel inventory to the estimated fair value, (iii) the elimination of Cost of sales related to the purchase accounting adjustment of finished goods to the estimated fair value, which would be recognized during the first quarter following the merger, and (iv) the elimination of Cost of sales associated with MGP sales to Luxco, which would be considered intercompany and eliminated in consolidation.

Additional depreciation of Property, plant and equipment	$259
Additional Cost of sales - finished goods barrel inventory	27
Elimination Cost of sales - finished goods inventory	(2,240)
Elimination of intercompany Cost of sales	(509)
$(2,463)

(h) The adjustment to Selling, general and administrative expenses reflects (i) the elimination of expenses related to entities not part of the merger agreement, and (ii) the additional amortization related to the purchase accounting adjustment of Intangible assets to the estimated fair value.

Elimination of entities not included in merger	$(344)
Amortization on intangible assets	510
$166

Merger related costs of $11,761 were included in MGP and Luxco’s historical Selling, general and administrative expense on the unaudited pro forma combined statement of income for the year to date ended June 30, 2021. The merger related costs will not affect the Company’s statement of income beyond one year after the acquisition.

(i) The adjustment reflects the tax effect of the transaction accounting adjustments, which is estimated to be the combined federal and state statutory tax rate of 31.9% for the year to date ended June 30, 2021. The tax rates used are not necessarily indicative of the effective tax rate of the combined company.